Exhibit 99.1

MEDIA CONTACTS:	Claudine Mangano	Kay Laudien
	Intel Corporation	Infineon Technologies AG
	1-408-887-2706	+49 89 234-28481
	claudine.a.mangano@intel.com	kay.laudien@infineon.com

	Amy Kircos	Christian Hoenicke
	Intel Corporation	Infineon Technologies AG
	1-503-799-7004	+49 89 234-25869
	amy.kircos@intel.com	christian.hoenicke@infineon.com

INVESTOR CONTACTS:	Reuben Gallegos	Joachim Binder
	Intel Corporation	Infineon Technologies AG
	408-765-5374	+ 49 89 234-25649
	reuben.gallegos@intel.com	joachim.binder@infineon.com

EDITOR’S NOTE: A press conference will be hosted in Germany by Infineon and Intel executives at 2 p.m. CEST / 5 a.m. PDT. The webcast can be viewed at www.intel.com/pressroom/infineon/webcast.htm.  A conference call hosted by Intel executives in the United States is also planned for 8 a.m. PDT / 5 p.m. CEST and the webcast can be viewed live at http://intelstudios.edgesuite.net/100827_IR/index.htm.

Intel to Acquire Infineon’s Wireless Solutions Business

NEWS HIGHLIGHTS
•	Intel to purchase Infineon’s Wireless Solutions Business, called WLS, in a cash transaction valued at approximately $1.4 billion. The deal is expected to close in the first quarter of 2011.

•	WLS sale enables Infineon to expand leading position in markets for automotive, industry and security technologies.

•	WLS will operate as a standalone business. Intel is committed to serving WLS’ existing customers, including support for ARM-based platforms.

•
The acquisition expands Intel’s current Wi-Fi and 4G WiMAX offerings to include Infineon’s 3G capabilities and supports Intel’s plans to accelerate LTE. The acquired technology will be used in Intel® Core processor-based laptops, and myriad of Intel® Atom™ processor-based devices, including smartphones, netbooks, tablets and embedded computers.

•	The deal aligns with Internet connectivity pillar of Intel’s computing strategy.

Neubiberg, Germany and Santa Clara, Calif., Aug. 30, 2010, CEST (Aug. 29, U.S. PDT) – Infineon Technologies AG and Intel Corporation have entered into a definitive agreement to transfer Infineon’s Wireless Solutions (WLS) business to Intel in a cash transaction valued at approximately $1.4 billion.

WLS, a leading provider of cellular platforms to top tier global phone makers, will operate as a standalone business serving its existing customers. WLS will also contribute to Intel’s strategy to make connected computing ubiquitous from smartphones to laptops to embedded computing.

“The global demand for wireless solutions continues to grow at an extraordinary rate,” said Paul Otellini, Intel president and CEO. “The acquisition of Infineon’s WLS business strengthens the second pillar of our computing strategy -- Internet connectivity -- and enables us to offer a portfolio of products that covers the full range of wireless options from Wi-Fi and 3G to WiMAX and LTE. As more devices compute and connect to the Internet, we are committed to positioning Intel to take advantage of the growth potential in every computing segment, from laptops to handhelds and beyond.”

“The sale of WLS is a strategic decision to enhance Infineon’s value. We can now fully concentrate our resources towards strong growth in our core segments Automotive (ATV), Industrial & Multimarket (IMM) and Chip Card & Security (CCS). This creates a great perspective for all Infineon customers, employees and shareholders,” said Peter Bauer, CEO of Infineon Technologies AG.  “We all stand to benefit enormously from this deal. Thanks to the outstanding effort of the employees and the management during the last years, WLS is excellently positioned to grow further with the new owner who is ideally suited for this business.”

The WLS transaction is a strategic decision for Intel and Infineon. WLS complements Intel’s existing assets and enables growth in mobile computing, smartphones and embedded computing.  Infineon will benefit from this by stronger addressing three central challenges to modern society – energy efficiency, mobility and security.

Intel’s goal is to expand its mobile and embedded product offerings to support additional customers and market segments, including smartphones, tablets, netbooks, notebooks and embedded computing devices. Through this effort, Intel will pair WLS’ best-in-class cellular technology with its core strengths to enable the delivery of low-power, Intel-based platforms that combine its applications processor with an expanded portfolio of wireless options -- bringing together Intel’s leadership in Wi-Fi and WiMAX with WLS’ leadership in 2G and 3G, and a combined path to accelerate 4G LTE.

Intel expects WLS to continue growing, and remaining a standalone business to ensure continuity of existing customer sales, projects and support. The business will continue to support its customers with the best solutions possible, including ARM-based products as well as Intel-based application processor platforms with leading-edge 3G slim modem solutions.

WLS today holds leading positions in the field of wireless mobility and cellular platforms for smart phones and ultra-low-cost, entry phones. WLS provides baseband processors, radio-frequency transceivers, power management integrated circuits (ICs), additional connectivity features, single-chip solutions as well as the corresponding system software. This helps to enable the smooth transmission of voice and high-speed data from the backbone of the telecommunication network to the end user’s device. With annual revenue of Euro 917 million, WLS was approximately 30 percent of Infineon’s total annual revenue of Euro 3.03 billion in the past financial year.

The board of directors of Intel and the supervisory board and the management board of Infineon have approved the transaction. It is expected to close in the first quarter of 2011, subject to certain regulatory approvals and other customary closing conditions specified in the definitive agreement.

About Infineon

Infineon Technologies AG, Neubiberg, Germany, offers semiconductor and system solutions addressing three central challenges to modern society: energy efficiency, mobility, and security. In the 2009 fiscal year (ending September), the company reported sales of Euro 3.03 billion with approximately 25,650 employees worldwide. With a global presence, Infineon operates through its subsidiaries in the U.S. from Milpitas, CA, in the Asia-Pacific region from Singapore, and in Japan from Tokyo. Infineon is listed on the Frankfurt Stock Exchange (ticker symbol: IFX) and in the USA on the over-the-counter market OTCQX International Premier (ticker symbol: IFNNY).

About Intel

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live.  Additional information about Intel is available at www.intel.com/pressroom and http://blogs.intel.com.

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FORWARD LOOKING STATEMENT SAFE HARBOR

This release includes forward-looking statements about the future of Infineon's business and the industry in which we operate. These forward-looking statements are subject to a number of uncertainties, including the factors described in the "Risk Factors" section of the annual report of Infineon on Form 20-F on file with the SEC. As a result, Infineon's future business could differ materially from what is contained in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Infineon does not undertake any obligation to publicly update or revise any forward-looking statements in light of developments which differ from those anticipated.

This press release contains certain forward-looking statements regarding Intel’s proposed acquisition of Infineon’s Wireless Solutions (WLS) business, including but not limited to statements regarding the projected growth in demand for wireless solutions and Internet connectivity; the expected closing of the transaction in early 2011; plans to operate WLS as a standalone business; Intel’s strategy and the contribution of WLS to such strategy; the expected growth potential of WLS and the anticipated effect of the transaction on WLS; the projected benefits of the proposed transaction; and the anticipation that the majority, if not all, of the WLS employees will transfer to Intel. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; changes in consumer demand; Intel’s ability to successfully integrate WLS as a standalone business; the realization of the projected benefits of the proposed transaction; the retention of suppliers, customers and key employees; general economic conditions in the regions and industries in which Intel and WLS operate; the intensely competitive industries in which Intel and WLS operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction.

In addition, please refer to the documents that Intel files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Intel identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Intel is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.